Exhibit 23
                                   ----------


Consent of Independent Registered Public Accounting Firm



Cimetrix, Inc.


We consent to the incorporation by reference in Registration Statement No. 333-118624 of Cimetrix, Inc. on Form S-8 of our report, March 15, 2005, appearing in this Annual Report on Form 10-K of Cimetrix, Inc. for the year ended December 31, 2004. We also consent to the references to us under the headings "Experts" in such Registration Statement.




/S/TANNER LC



Salt Lake City, Utah
March 31, 2005